EXHIBIT 3.2

LANDMARK LAND COMPANY, INC.

Incorporated Under the Laws

of the
State of Delaware

AMENDMENTS TO BYLAWS

      April 11, 1988:

RESOLVED, That effective July 6, 1998; the number of seats on the Corporation’s Board of Directors shall be decreased from nine (9) to eight (8).

      November 28, 1988:

RESOLVED, That, effective this date, the number of seats on the Corporation’s Board of Directors shall be increased from eight (8) to nine (9).

      April 10, 1989:

RESOLVED, That Article 2, Section 3, of the Bylaws of the Corporation be amended to read as follows:

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Board or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

      March 23, 1990:

RESOLVED, That the number of seats on the Company’s Board of Directors shall be decreased from nine (9) to seven (7).

      August 14, 1990:

RESOLVED, That the number of seats on the Company’s Board of Directors shall be decreased from seven (7) to six (6).

LANDMARK LAND COMPANY, INC.

Incorporated under the Laws

of the State of Delaware

BY-LAWS

BY-LAWS

OF

LANDMARK LAND COMPANY, INC

(a Delaware corporation)

ARTICLE I

Offices

      Section 1.     Offices.     The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may have such other offices and places of business at such places as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

      Section 1.     Time and Place.     The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting and all special meetings of stockholders for any purpose or purposes may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 3.     Special Meetings.     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board.

      Section 4.     Notice of Special Meeting.     Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each holder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

      Section 5.     Quorum.     Except as otherwise provided by the Certificate of Incorporation the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

      If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power by majority vote of those present to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      Section 6.     Vote.     At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each holder of record shall be entitled to one vote for every share of stock registered in his, her or its name on the books of the Corporation. As provided by the Certificate of Incorporation of the Corporation, at all elections of directors each holder of record shall be entitled to as many votes as shall equal the number of such shares held by him multiplied by the number of directors to be elected and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or any two or more of them, as such holder may choose. Except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by the vote of a majority of the shares of stock which may be present or represented at the meeting and voting on such other matters.

      Section 7.     Proxies.     Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

      Section 8.     Consents.     Whenever by any provision of law or of the Certificate of Incorporation the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporation action being taken. However, this section shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

      Section 9.     Inspectors of Election.     The Board in advance of any shareholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and to the best of his ability.

ARTICLE III

Board of Directors

      Section 1.     Number; Tenure.     The number of directors which shall constitute the entire Board shall be not less than three nor more than 25. Within the limits above specified the number of directors shall be determined by a resolution adopted by a majority of the entire Board or by the shareholders at the annual meeting. Directors shall be at least twenty-one years of age, but need not be residents of the State of New York nor share-

holders of the Corporation. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

      Section 2.     Resignation; Removal.     Any director may resign at any time. Any or all of the directors may be removed for cause by vote of the shareholders.

      Section 3.     Vacancies.     If any vacancies occur in the Board by reason of the death, resignation, retirement, disqualification or removal from office of any director, or if any new directorships are created, the directors then in office, although less than a quorum, may, by majority vote choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within 30 days of the occurrence thereof, the President may call a special meeting of the shareholders at which such vacancy shall be filled.

      Section 4.     Powers and Direction.     The business affairs of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

      Section 5.     Chairman of the Board.     The Board may elect a Chairman of the Board who will hold office for such term as may be prescribed by the Board and who may be removed with or without cause at any time by the Board. If and whenever there shall be a Chairman of the Board such Chairman shall, when present thereat, preside at meetings of the Board and give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business.

Article IV

Meetings of the Board

      Section 1.     Place.     The Board may hold meetings, both regular and special, either within or without the State of New York.

      Section 2.     Regular Meetings.     Regular meetings of the Board may be held at such time and place as the Board shall from time to time appoint.

      Section 3.     Special Meetings.     Special meetings of the Board may be called by the order of the President or one-third or more of the directors then in office. Notice of the time, place, and purposes of such meetings may be given in person or by telephone, telegraph, or ordinary mail; provided, however, that if such notice shall be given in person or by telephone or telegraph, it shall be communicated or dispatched at least 48 hours prior to the time of the meeting, and if such notice shall be given by mail, it shall be sent at least three days prior to the time of the meeting. Mail or telegraph notices shall be addressed to each director at his last known address.

      Section 4.     Quorum.     At all meetings of the Board one-third of the entire Board, but not less than two directors, shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

      Section 5.     Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any committee of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

Committees of the Board

      Section 1.     Appointment of Executive Committee. The Board may from time to time appoint from its own number an Executive Committee of not less than three nor more than seven members to serve at the pleasure of the Board. The Chairman of the Executive Committee shall be designated by the Board.

      Section 2.     Procedures of Executive Committee. The Executive Committee, by a vote of a majority of its members, shall fix the time, place and manner of holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members.

      Section 3.     Powers of Executive Committee.     During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation, except that the Executive Committee shall not have authority as to the following matters:

(a) The submission to shareholders of any action that needs shareholders’ authorization under the laws of the State of New York.

(b) The filling of vacancies in the Board or in any committee.

(c) The fixing of compensation of the directors for serving on the Board or on any committee.

(d) The amendment or repeal of the By-laws, or the adoption of new By-laws.

(e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

      Section 4.     Reports of Executive Committee.     The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

      Section 5.     Other Committees.      The Board may designate from among its members one or more other committees each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such a committee; provided, however, that any such committee so designated shall not have any powers greater than those granted to the Executive Committee in Section 3 of this Article V.

      Section 6.     Audit Committee.   In the event that the Board shall designate an Audit Committee its membership shall be chosen from those members of the Board who are not officers of the Corporation.

ARTICLE VI

Notices

      Section 1.     Form; Delivery.   Notices to directors and shareholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to directors or shareholders at their addresses appearing on the records of the Corporation.

      Section 2.     Waiver.   Whenever a notice is required to be given by any statute, the certificate of incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VII

Officers

     Section 1.   Executive Officers.  The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include one or more Vice Presidents, a Controller and one or more Assistant Secretaries, Assistant Treasurers and/or Assistant Controllers.

     Section 2.   Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board.

     Section 3.   Term of Office; Removal.  All officers shall be elected by the Board and shall hold office for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

     Section 4.   Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

     Section 5.   Vacancies.  If an office becomes vacant for any reason, the Board shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected or reappointed by the Board.

     Section 6.   The President.  The President shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the Board unless a Chairman of the Board is elected, and shall, when present, preside at all meetings of the shareholders; he shall be ex officio a member of all committees, shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.

      Section 7.     Vice-Presidents.     The Vice-President or, if there be more than one, the Vice-Presidents in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

      Section 8.     The Secretary.     The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

      Section 9.     Assistant Secretaries.     The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

      Section 10.     The Treasurer.     The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 11.     The Assistant Treasurers.     The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

      Section 12.     The Controller.     The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of this Corporation shall be conducted with the maximum safety, efficiency and economy. He shall attend all meetings of the Board and shall report to the President or the Board as the Board may prescribe. His duties and powers shall extend to all subsidiary corporations and, so far as the President may deem practicable, to all affiliated corporations.

      Section 13.     Assistant Controllers.     The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order of their seniority, or in any other order determined by the Board, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board or the Controller shall prescribe.

ARTICLE VIII

Share Certificates

      Section 1.     Form; Signature.     The certificates for shares of the Corporation shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder’s name and the number and class of shares, shall be signed by the Chairman of the Board, President or Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issued.

      Section 2.     Lost Certificates.     The Board may direct a new share certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 3.     Registration of Transfer.     The Board shall designate a Transfer Agent and a Registrar of Transfers in the City of New York, New York, and shall prescribe regulations in respect of the transfer and registration of transfers of certificates of stock of the Corporation and in respect of the duties and authority of such transfer agent and registrar of transfers. Each such Transfer Agent and Registrar of Transfers shall be a bank or trust company in good standing and having a capital stock of not less than $1,000,000.00. There shall be entered in books in the possession of and kept by the Transfer Agent, in the City of New York, the name of each and every holder of stock of the Corporation, the number and kind of shares held by him, and the number or numbers of the certificate or certificates evidencing such shares, with data indicating by which Transfer Agent and by which Registrar of Transfers such certificates or certificates were countersigned and registered, respectively. The books in the possession of the Transfer Agent in the City and State of

New York, wherein are entered the names of the holders of stock of the Corporation, are hereby made and designated the “Stock Books of the Corporation”.

      Section 4.     Registered Shareholders.     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

      Section 5.     Record Date.     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board may fix, in advance, a record date. Such date shall not be more than 50 nor less than 10 days before the date of any such meeting, nor more than 50 days prior to any other action.

      In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

ARTICLE IX

General Provisions

      Section 1.     Dividends.     Subject to the applicable provisions of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

      Section 2.     Reserves.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem in the interest of the Corporation, and the Board may modify or abolish any such reserve.

      Section 3.     Execution of Documents.     The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

      Section 4.     Fiscal Year.     The fiscal year of the Corporation shall be fixed by resolution of the Board.

      Section 5.     Seal.     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise produced.

ARTICLE X

Amendments

      Section 1.     Power to Amend.     The Board shall have the power to amend, repeal or adopt By-laws at any regular or special meeting of the Board. However, any By-law adopted by the Board may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors.

      Section 2.     Amendment Affecting Election of Directors; Notice.     If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.